UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 26, 2011

Date of Report (Date of earliest event reported)

BB&T Corporation

(Exact name of registrant as specified in its charter)

Commission file number : 1-10853

North Carolina	56-0939887
(State of incorporation)	(I.R.S. Employer Identification No.)

200 West Second Street Winston-Salem, North Carolina	27101
(Address of principal executive offices)	(Zip Code)

(336) 733-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A amends and supplements the Current Report on Form 8-K of BB&T Corporation (the “Corporation”), originally filed with the Securities and Exchange Commission on April 29, 2011 (the “Initial Filing”). The sole purpose for filing this Form 8-K/A is to disclose the Corporation’s determination with respect to the frequency of future non-binding shareholder advisory votes on the compensation of the Corporation’s named executive officers (each, a “say-on-pay vote”). No other changes have been made to the Initial Filing.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On April 26, 2011, the Corporation held its 2011 Annual Meeting of Shareholders. As previously disclosed, a majority of shareholders voted in favor of conducting say-on-pay votes annually. This advisory vote was consistent with the recommendation of the Board of Directors of the Corporation (the “Board”). In light of the shareholder vote, the Board determined at its meeting held on August 23, 2011, that the Corporation will hold a say-on-pay vote annually until the next vote on the frequency of say-on-pay votes is required (which will be no later than the 2017 Annual Meeting of Shareholders) or until the Board determines that a different frequency for say-on-pay votes is in the best interest of the Corporation and its shareholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BB&T CORPORATION
(Registrant)

By:	/s/ Cynthia B. Powell

Name:	Cynthia B. Powell
Title:	Executive Vice President and Corporate
Controller (Principal Accounting Officer)

Date: August 29, 2011